Exhibit 23.1

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #06-15 International Plaza Singapore, 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2025, relating to the consolidated financial statements of JX Luxventure Group Inc., appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Onestop Assurance PAC

Singapore

May 27, 2025